EXHIBIT 3.1

TOWER BANCORP, INC.

Amended and Restated

BYLAWS

As of March 31, 2009

Article 1

CORPORATION OFFICE

Section 1.1             The Corporation shall have and continuously maintain in Pennsylvania a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

Section 1.2             The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

Article 2

SHAREHOLDER MEETINGS

Section 2.1             All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the Board of Directors.

Section 2.2             The annual meeting of the shareholders shall be held no later than May 31 in each year if not a legal holiday, and if a legal holiday, then on the next full business day, when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.3             Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, the Executive Vice President, if any, a majority of the Board of Directors or of its Executive Committee or by shareholders entitled to cast at least one-fourth of the votes which all shareholders are entitled to cast at the particular meeting.  If such request is addressed to the Secretary, it shall be signed by the persons making the same and shall state the purpose or purposes of the proposed meeting.  Upon receipt of any such request, the person or persons making the request may issue the call.

Section 2.4             Written notice of all meetings other than adjourned meetings of shareholders, stating the place, data and hour, and, in case of special meetings of shareholders, the purpose thereof, shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten days before such meeting, unless a greater period of notice is required by statute or by these bylaws, to each shareholder entitled to vote thereat at such address as appears on the transfer books of the Company.

Article 3

QUORUM OF SHAREHOLDERS

Section 3.1             The presence, in person or by proxy, of shareholders entitled to cast at least a least a majority of the votes which all shares are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders.  If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that in the case of any meeting called for the election of directors such meeting may be adjourned only for periods not exceeding 15 days as the holders of a majority of the shares present, in person or by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.  At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present.  The shareholders in present or by proxy, at a duly organized meeting can continue to do business until adjournment, not withstanding the withdrawal of enough shareholders to leave less than a quorum.

Article 4

VOTING RIGHTS

Section 4.1             Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the books of the Corporation on the record date fixed for the meeting.  No share shall be voted at any meeting if any installment is due and unpaid thereon.

Section 4.2             When a quorum is present at any meeting the voice vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by statute or by the Articles of Incorporation.

Section 4.3             Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

Article 5

PROXIES

Section 5.1             Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy.  Every proxy shall be executed or authenticated by the shareholder or by his duly authorized attorney-in-fact and filed with or transmitted to the Secretary of the Corporation or its designated agent.  A shareholder or his duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for him by proxy.  A telegram, telex, cablegram, datagram, email, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile, or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

(1)	may be treated as properly executed or authenticated for purposes of this subsection; and
(2)

shall be so treated as if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction.

A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation.  No unrevoked proxy shall be valid after 11 months from the date of its execution.  A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation or its designated agent.

Article 6

RECORD DATE

Section 6.1             The Board of Directors may fix a time, not more than 90 days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.  In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of the books of the Corporation after any record date fixed as aforesaid.  The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice.  While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon.  If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

Article 7

VOTING LISTS

Section 7.1             The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least five days before each meeting of shareholders, a complete alphabetical list if the shareholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder during the entire meeting.  The original transfer books for shares of the Corporation, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

Article 8

JUDGES OF ELECTION

Section 8.1             In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof.  If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting.  The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed.  No person who is a candidate for office shall act as a judge.  The judges of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness to all shareholders, and of requested by the Chairman of the meeting or any shareholder or his proxy, shall make a written report of any matter determined by them and execute a certificate of any fact found by them.  If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

Article 9

CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

Section 9.1             Any action required to be taken at a meeting of the shareholders, or of a class shareholders, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

Article 10

DIRECTORS

Section 10.1           Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Corporation’s then existing Board of Directors) shall so notify the Secretary of the Corporation in writing not less than 45 days prior to the date of any meeting of shareholders called for the election of directors.  Such notification shall contain the following information to the extent known by the notifying shareholder:

(a)	name and address of each proposed nominee;
(b)	the age of each proposed nominee;
(c)	the principal occupation of each proposed nominee;
(d)	the number of shares of the Corporation owned by each proposed nominee;
(e)	the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;
(f)	the name and residence address of the notifying shareholder; and
(g)	the number of shares of the Corporation owned by the notifying shareholder.

Any nomination for director not made in accordance with this Section shall be disregarded by the chairman of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election.  In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.

Section 10.2           The number of directors that shall constitute the whole Board of Directors shall be not less than five nor more than twenty-five.  The Board of Directors shall be classified into three classes, each class to be elected for a term of three years.  The terms of the respective classes shall expire in successive years.  Each class shall be elected in a separate election.  At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications.  The Directors shall be natural persons of full age and need not be residents of Pennsylvania or shareholders of the Corporation.

Section 10.3           For three (3) years following the consummation of the merger (the “Effective Date”) of Graystone Financial Corp. (“Graystone”) with and into the Corporation, unless the Board of Directors of the Corporation shall determine otherwise upon the approval of 80% of the directors of the entire Board of Directors, the total number of persons serving on the Board of

Directors of the Corporation shall be twenty (20).  Ten (10) of the twenty (20) persons to serve on the Board of Directors of the Corporation shall be designated by the pre-Effective Date Corporation Board of Directors and ten (10) of the twenty (20) persons shall be designated by the former Graystone Board of Directors each from among the former directors of Graystone and the directors of the pre-Effective Date Corporation, respectively, who meet the eligibility requirements for a director under the Corporation bylaws.  Provided however, that since the pre-Effective Date Corporation had only nine (9) directors, the directors from the pre-Effective Date Corporation shall be permitted, after consultation with Graystone, to appoint one (1) additional director who meets the eligibility requirements for a director under the Corporation bylaws, to serve on the Corporation board of directors.  The directors from each the pre-Effective Date Corporation and Graystone shall be evenly distributed as close as possible among the three (3) classes, A, B, and C, of the Corporation after the Effective Date with two (2) classes having seven (7) directors and one (1) class having six (6) directors each to serve until their successors are duly elected and qualified in accordance with applicable law, the articles of incorporation, and the bylaws of the Corporation.  If, at the Effective Date or within three (3) years after the Effective Date a director formerly of the pre-Effective Date Corporation (or appointed by the Corporation pursuant to this Section 10.3) or Graystone is unable or unwilling to continue to serve on the Board of Directors of the Corporation, then a successor to such person shall be chosen by a majority of the remaining directors who are then on the Board of Directors of the Corporation and who previously served on the Board of Directors from which the director who is unable or unwilling to continue to serve previously served.

Section 10.4           For three (3) years following the Effective Date, all committees of the Corporation shall have equal representation of directors formerly of Graystone and the pre-Effective Date Corporation, unless the Board of Directors of the Corporation shall determine otherwise upon the approval of 80% of the directors of the entire Board of Directors.

Section 10.5           The Board of Directors may declare vacant the office of a director if he is declared of unsound mind by an order of court or convicted of felony or for any other proper cause or if, within thirty days after notice of election, he does not accept such office either in writing or by attending a meeting of the Board of Directors.  For three years after the Effective Date, a successor shall be designated in accordance with Section 10.3.

Article 11

VACANCIES ON BOARD OF DIRECTORS

Article 11.1            Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.  Provided however, that for three years after the Effective Date, vacancies not resulting from an increase in the number of directors shall be filled in accordance with Section 10.3, unless the Board of Directors of the Corporation shall determine otherwise upon the approval of 80% of the directors of the entire Board of Directors.

Article 12

POWERS OF BOARD OF DIRECTORS

Section 12.1           The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised and done by the shareholders.

Section 12.2           The Board of Directors shall have the power and authority to appoint an Executive Committee and such other committees as may be deemed necessary by the Board of Directors for the efficient operation of the Corporation.  The Executive Committee shall consist of the Chairman of the Board, if any, the President and not less than two nor more than three other directors (which other directors shall not be employees of the Corporation or any of its subsidiaries).  The Executive Committee shall meet at such time as may be fixed by the Board of Directors, or upon call of the Chairman of the Board of the President.  A majority of members of the Executive Committee shall constitute a quorum.  The Executive Committee shall have and exercise the authority of the Board of Directors in the intervals between the meetings of the Board of Directors as far as may be permitted by law.

Article 13

MEETINGS OF THE BOARD OF DIRECTORS

Section 13.1           An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of consent signed by all of such directors.

Section 13.2           Regular meetings of the Board of Directors shall be held not less often than semiannually at a time and place determined by the Board of Directors at the preceding meeting.  One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

Section 13.3           Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day’s notice to each director, either personally or by mail, telegram or telephone; special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice upon the written request of three directors.

Section 13.4           At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the

Articles of Incorporation or by these bylaws.  If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

Article 14

INFORMAL ACTION BY THE BOARD OF DIRECTORS

Section 14.1           If all the directors shall severally or collectively consent in writing, including but not limited to telegrams and radiograms, to any action to be taken by the Corporation, such action shall be as valid a corporation action as though it had been authorized at a meeting of the Board of Directors.

Article 15

COMPENSATION OF DIRECTORS

Section 15.1           Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined form time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Article 16

OFFICERS

Section 16.1           The officers of the Corporation shall be elected by the Board of Directors at its organization meeting and shall be a President, a Secretary and a Treasurer.  At its option, the Board of Directors may elect a Chairman of the Board.  The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors.  Any two or more offices may be held by the same person.

Section 16.2           The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 16.3           The Board of Directors may remove any officer or agent elected or appointed, at any time and within the period, if any, for which such person was elected or employed whenever in the Board of Directors’ judgement it is in the best interests of the Corporation, and all persons shall be elected and employed subject to the provisions thereof.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Article 17

THE CHAIRMAN OF THE BOARD

Section 17.1           The Chairman of the Board shall preside at all meetings of the shareholders and directors.  He shall supervise the carrying out of the policies adopted or approved by the Board of Directors.  He shall have general executive powers, as well as the specific powers conferred by these bylaws.  He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

Article 18

THE PRESIDENT

Section 18.1           The President shall be the chief executive officer of the Corporation; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors and put into, subject, however, to he right of the Board of Directors to delegate any specific powers, except such as may be by the statute exclusively conferred on the President, to any officer or officers of the Corporation shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

In the absence or incapacity of the Chairman of the Board, the President shall preside at meetings of the shareholders and the directors.  If there is no Chairman of the Board, the President shall have and exercise all powers conferred by these By-laws or otherwise on the Chairman of the Board.

Article 19

THE VICE PRESIDENT

Section 19.1           The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all powers and perform duties of the President.  The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these bylaws or as shall be determined by the Board of Directors or the President.  Any Vice President may, in the discretion of the Board of Directors, be designated as “executive”, “senior”, or by departmental or functional classification.

Article 20

THE SECRETARY

Section 20.1           The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the President.

Article 21

THE TREASURER

Section 21.1           The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors or the President.  He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

Article 22

ASSISTANT OFFICERS

Section 22.1           Each assistant officer shall assist in the performance of the duties of the  officer to whom he is assistant and shall perform such duties in the absence of the officer.  He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may form time to time assign him.  Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

Article 23

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 23.1           The Corporation shall indemnify, to the fullest extent permitted by Pennsylvania law and federal law, any director, officer and/or employee, or any former director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer and /or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgement, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 23.2           The Corporation shall indemnify, to the fullest extent permitted by Pennsylvania law and federal law, any director, officer and/or employee, who was or is a party to, or is threatened by to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture , trust or other enterprise against amounts paid in settlement and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

Section 23.3           Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in Sections 23.1 and 23.2 of this Article unless either a majority of the directors who are not involved in such proceedings (“disinterested directors”) or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation.  In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 23.1 and 23.2 of this Article.

Section 23.4           Expenses incurred in defending a civil or criminal action, suit or proceeding  may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 23.3 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount unless it  shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 23.5           The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director, officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and personal representatives of such a person.

Article 24

SHARE CERTIFICATES

Section 24.1           The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the President or a Vice President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed.  Where the certificate assigned by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed, In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date or its issue.

Section 24.2           Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates.  The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class shall be identical.  Notwithstanding anything herein to the contrary, the provisions of Section 24.1 shall not apply to uncertificated shares and, in lieu thereof, the Board of Directors shall adopt alternative procedures for registration of transfer.

Article 25

TRANSFER OF SHARES

Section 25.1           Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by the attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the share register of the Corporation.  No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

Article 26

LOST CERTIFICATES

Section 26.1           Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person’s making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser.  When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

Article 27

DIVIDENDS

Section 27.1           The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, as long as any dividend shall not be in violation of law or the Articles of Incorporation.

Section 27.2           Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividend such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

Article 28

FINANCIAL REPORT TO SHAREHOLDERS

Section 28.1           The President and the Board of Directors shall present at each annual meeting of the shareholders a full and complete statement of the business and affairs of the corporation for the preceding year.

Article 29

INSTRUMENTS

Section 29.1           All checks or demands for money and notes for the Corporation shall be signed by such other officers or such other person or persons as the President or the Board of Directors may from time to time designate.

Section 29.2           All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments and documents may be signed, executed, acknowledged, verified, delivered or accepted, including those in connection with the fiduciary powers of the Corporation, on behalf of the Corporation by the President or other persons as may be designated by him.

Article 30

FISCAL YEAR

Section 30.1           The fiscal year of the Corporation shall be the calendar year.

Article 31

SEAL

Section 31.1           The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Pennsylvania”.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

Article 32

NOTICES AND WAIVERS THEREOF

Section 32.1           Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these bylaws, written notice is required to be given to any person, it may by given to such person either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice.  If the notice is sent by mail or telegraph, it shall be deemed to have been given for the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person.  Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

Section 32.2           Any written notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein.  Attendance of any person entitled to notice whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.  Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of shareholders.

Article 33

AMENDMENTS

Section 33.1           These bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.  Notwithstanding the foregoing, for three (3) years after the Effective Date Section 10.2, 10.3, 10.4, 10.5 and 11.1 shall not be altered, amended, repealed except by the affirmative vote of 80% of the entire Board of Directors, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of 66 2/3 % of the outstanding shares of Common Stock.